UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (date of earliest event reported): September 28, 2007


                                  Innovex, Inc.
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             (Exact name of Registrant as Specified in its Charter)



                                    Minnesota
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                 (State Or Other Jurisdiction Of Incorporation)



000-13143                                                41-1223933
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(Commission File Number)                    (I.R.S. Employer Identification No.)

3033 Campus Drive, Suite E180
Plymouth, MN                                               55441
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(Address Of Principal Executive Offices)                (Zip Code)



                                 (763) 479-5300
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               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Items under Sections 1, 3 through 8 are not applicable and therefore omitted.

ITEM 2.02         Results Of Operations And Financial Condition.

The Company hereby furnishes a press release issued on October 1, 2007 and attached hereto as Exhibit 99.1 disclosing material non-public information regarding the Company's results of operations for the quarter ending September 29, 2007.

ITEM 2.05         Costs Associated with Exit or Disposal Activities

On September 28, 2007, the board of directors approved a plan to relocate its corporate office to Thailand during the first quarter of fiscal 2008. As part of the relocation, most administrative, sales and engineering functions will be relocated to Asia. The Company will retain key sales and engineering resources in the U.S. to support its U.S. based customers. In addition, the Company plans to achieve additional cost savings by discontinuing manufacturing activity at its Korat, Thailand facility as the Flex Suspension Assembly product reaches its end of life by the end of the fiscal 2008 second quarter. The restructuring charge could total up to $4.1 million over the next twelve months. Included in the total are non-cash asset impairment charges of $0.4 million that will be recorded in the fiscal 2007 fourth quarter. The remaining expected restructuring charges will be recorded as the liabilities are incurred over the next twelve months. The additional cash related charges are expected to include severance costs of up to $2.6 million and contract termination and asset transfer costs of up to $1.1 million.

As part of the transition, Terry Dauenhauer, currently Senior Vice President and Chief Operating Officer, is expected to assume the title of President on or about December 15, 2007. William P. Murnane will continue to serve as Chairman of Innovex's board of directors and will continue to be responsible for Innovex's strategic direction.

The Company expects annual cost savings of over $6.0 million once the transition is complete with interim cost savings being realized as the transition is completed. Capital expenditures related to the restructuring plan will be minimal.

ITEM 2.06         Material Impairments

On September 28, 2007, the Company's board of directors approved a plan to relocate its corporate office to Thailand and discontinue manufacturing activity at its Korat, Thailand facility as the Flex Suspension Assembly product reaches its end of life by the end of the fiscal 2008 second quarter. As a result, based on management's review of long lived assets as of September 28, 2007, it was determined that the value of the Company's assets located at its Plymouth, Minnesota office and manufacturing equipment used for Flex Suspension Assembly production were impaired. The assets were written down to their estimated recoverable value as discussed in Item 2.05.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 28, 2007, the Company's board of directors approved a plan to relocate its corporate office to Thailand As part of the transition, Terry Dauenhauer, currently Senior Vice President and Chief Operating Officer, is expected to assume the title of President on or about December 15, 2007. William
P. Murnane will continue to serve as Chairman of Innovex's board of directors and will continue to be responsible for Innovex's strategic direction.

ITEM 9.01         Financial Statements and Exhibits.

Exhibit No.       Description
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99.1              Press Release issued October 1, 2007

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                  INNOVEX, INC.

                                                  By: /s/ Douglas W. Keller
                                                      --------------------------
                                                  Douglas W.  Keller
                                                  Vice President, Finance

Date:   October 1, 2007